                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          NORTHERN TRUST CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                                     LOGO

                          Notice and Proxy Statement
                        Annual Meeting of Stockholders

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 16, 1996

  The annual meeting of stockholders of Northern Trust Corporation will be held on Tuesday, April 16, 1996, at 10:30 a.m., Chicago time, at the office of the Corporation, northwest corner of LaSalle and Monroe Streets, Chicago, for the following purposes:

  (1) to elect fourteen Directors to hold office until the next annual meeting of stockholders and until their successors shall have been elected and qualified; and

  (2) to transact such other business as may properly come before the meeting.

  Only stockholders of record on the books of the Corporation at 5 p.m., Chicago time, on February 26, 1996, will be entitled to vote at the meeting.

                                          PETER L. ROSSITER
                                          Secretary

March 11, 1996


                  IMPORTANT--PLEASE MAIL YOUR PROXY PROMPTLY
              IN ORDER THAT THERE MAY BE PROPER REPRESENTATION AT THE MEETING, YOU ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU DO ATTEND THE MEETING.

                      [LOGO--NORTHERN TRUST CORPORATION]

                            50 SOUTH LASALLE STREET
                            CHICAGO, ILLINOIS  60675
                                 MARCH 11, 1996
                                PROXY STATEMENT

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Northern Trust Corporation (the "Corporation") of proxies for use at the annual meeting of stockholders of the Corporation to be held April 16, 1996, at 10:30 a.m., Chicago time, at the office of the Corporation, northwest corner of LaSalle and Monroe Streets, Chicago. The Corporation is a bank holding company whose principal subsidiary is The Northern Trust Company (the "Bank").

  Any stockholder giving a proxy will have the right to revoke it at any time prior to the voting thereof. All shares represented by effective proxies will be voted at the meeting, or at any adjournment thereof, in accordance with the instructions reflected in the proxies. Absent any voting instructions to the contrary, shares will be voted FOR the election of the fourteen nominees for Director.

  This Proxy Statement and the enclosed proxy, along with the Corporation's 1995 Annual Report, including financial statements, are being mailed on or about March 11, 1996, to each stockholder of record as of February 26, 1996.

  As of February 26, 1996, the record date for the annual meeting, the Corporation had outstanding and entitled to vote 56,860,230 shares of common stock, par value $1.66 2/3 per share (the "Common Stock"), exclusive of 119,349 shares held by the Corporation as treasury stock, which will not be voted.

  Votes cast by proxy or in person at the annual meeting will be tabulated by the inspectors of election appointed for the meeting and will determine whether or not a quorum is present. A majority of the outstanding shares of Common Stock will constitute a quorum at the annual meeting. Abstentions will be counted as present for purposes of determining the existence of a quorum and for purposes of determining whether a proposal has been approved.

                             ELECTION OF DIRECTORS

   Fourteen Directors are to be elected at the annual meeting of stockholders. It is intended that, absent any voting instructions to the contrary, shares represented by the enclosed proxy will be voted for the election of all nominees listed below. All Directors will be elected to serve until the next annual meeting and until their successors shall have been elected and qualified. In the event, however, that any such nominee shall be unable to serve, which is not now contemplated, the proxy holders may or may not vote for a substitute nominee.

  The proxy provides instructions for voting for all Director nominees or for withholding authority to vote for one or more Director nominees. Stockholders have cumulative voting rights in the election of Directors. Accordingly, each stockholder is entitled to as many votes as shall equal the number of his shares of Common Stock multiplied by the number of Directors to be elected. It is expected that the proxy holders will divide these cumulative votes equally among all Director nominees for whom authority to vote has not been withheld, unless the stockholder chooses to allocate his votes otherwise and so indicates on the proxy. Notwithstanding the foregoing, the proxy holders reserve the right, exercisable in their sole discretion, to vote proxies cumulatively so as to elect all or as many as possible of such Director nominees depending upon circumstances at the meeting. Whether or not any shares are voted cumulatively, the fourteen persons receiving the highest number of votes cast will be elected as Directors.

                       INFORMATION ABOUT NOMINEES

  The following information with respect to nominees for election to the Board of Directors of the Corporation at the 1996 annual meeting of stockholders is as of December 31, 1995.

 Nominee, Age
     and
 Year Became
 Director of               Principal Occupation and Other Information
 Corporation                    -------------------------
   or Bank

--------------

                  PRESIDENT, CHICAGO STATE UNIVERSITY since 1990;
[PHOTO HERE]      Associate Provost and Associate Vice President for
                  Academic Affairs, University of Minnesota, from
                  1988 to 1990 (Educational institutions).
                  Dr. Cross is a director of the Student Loan Market-
                  ing Association.
DOLORES E. CROSS
Age 58    1994


                  DEAN AND EDWARD EAGLE BROWN DISTINGUISHED SERVICE
[PHOTO HERE]      PROFESSOR OF FINANCE, GRADUATE SCHOOL OF BUSINESS,
                  UNIVERSITY OF CHICAGO since July, 1993, Edward
                  Eagle Brown Professor of Finance from 1989 to July,
                  1993 and member of the Faculty since 1966
                  (Educational institution).

                  Mr. Hamada is a director of A. M. Castle & Co. and the Chicago Board of Trade.
ROBERT S. HAMADA
Age 58    1988


                  PRESIDENT since October, 1995 AND CHIEF OPERATING
[PHOTO HERE]      OFFICER since June, 1995 of the CORPORATION AND THE
                  BANK, Vice Chairman from January, 1994 to June,
                  1995, Senior Executive Vice President from
                  November, 1992 through December, 1993, and
                  Executive Vice President of the Bank from April,
                  1987 to November, 1992 and of the Corporation from April, 1990 to November, 1992.

BARRY G. HASTINGS
Age 48    1994


                  PARTNER, MAYER, BROWN & PLATT since January, 1967
[PHOTO HERE]      (Law firm).

                  Mr. Helman is a director of The Horsham
                  Corporation, Brambles USA, Inc. and Alberta Natural Gas Company Ltd. and a Governor of the Chicago
                  Stock Exchange.

ROBERT A. HELMAN
Age 61    1986

 Nominee, Age
      and
  Year Became
  Director of                Principal Occupation and Other Information
  Corporation

    or Bank

---------------      MANAGING PARTNER, KEL ENTERPRISES L.P. since 1982
[PHOTO HERE]         (Holding and investment partnership).

                     Mr. Kelly is a director of Bayerische Motoren Werke (BMW) A.G., Deere & Company, Nalco Chemical Company, Snap-on Incorporated and Tejas Gas Corporation.

ARTHUR L. KELLY
Age 58     1988


[PHOTO HERE]         GENERAL DIRECTOR, LYRIC OPERA OF CHICAGO since January,
                     1981 (Opera company).
ARDIS KRAINIK
Age 66     1985


                     PRESIDENT AND CHIEF EXECUTIVE OFFICER, BURLINGTON
[PHOTO HERE]         NORTHERN SANTA FE CORPORATION since September, 1995,
                     President and Chief Executive Officer, Santa Fe Pacific
                     Corporation from July, 1987 to September, 1995, and
                     Chairman from May, 1988 to September, 1995
                     (Transportation companies).

                     Mr. Krebs is a director of Burlington Northern Santa Fe Corporation, Phelps Dodge Corporation, Santa Fe Energy Resources, Inc., Santa Fe Pacific Pipelines, Inc., Santa Fe Pacific Gold Corporation, Burlington Northern Inc. and Burlington Northern Railroad Company.
ROBERT D. KREBS
Age 53     1989

                     CHAIRMAN since November, 1993, AND CHIEF EXECUTIVE OFFI-
[PHOTO HERE]         CER since July, 1988, MOLEX INCORPORATED (Manufacturer of
                     electrical/electronic interconnecting products and sys-
                     tems).

                     Mr. Krehbiel is a director of Molex Incorporated, Tellabs, Inc. and Nalco Chemical Company.

FREDERICK A. KREHBIEL
Age 54     1988

 Nominee, Age
      and
  Year Became
  Director of                Principal Occupation and Other Information
  Corporation

    or Bank

---------------      RETIRED VICE CHAIRMAN, CENTEL CORPORATION since May, 1987
[PHOTO HERE]         (Telecommunications company).

                     Mr. Mitchell is a director of The Interlake Corporation, Peoples Energy Corporation and The Sherwin-Williams Co.
WILLIAM G. MITCHELL
Age 64     1975


                     CHAIRMAN since July, 1994, CHIEF EXECUTIVE OFFICER since
[PHOTO HERE]         April, 1994, AND PRESIDENT since 1990, NALCO CHEMICAL
                     COMPANY; Chief Operating Officer from 1992 to 1994
                     (Manufacturer of specialized service chemicals).

                     Mr. Mooney is a director of Nalco Chemical Company, Morton International, Inc. and the Chemical
                     Manufacturers' Association.
EDWARD J. MOONEY
Age 54       --


                     CHAIRMAN since October, 1995 AND CHIEF EXECUTIVE OFFICER
[PHOTO HERE]         since June, 1995 of the CORPORATION AND THE BANK,
                     President from January, 1994 to October, 1995, Chief
                     Operating Officer from January, 1994 to June, 1995,
                     Senior Executive Vice President from November, 1992
                     through December, 1993 and Executive Vice President of
                     the Bank from April, 1987 to November, 1992 and of the
                     Corporation from April, 1989 to November, 1992.
WILLIAM A. OSBORN
Age 48     1994


                     CHAIRMAN OF THE EXECUTIVE COMMITTEE, ILLINOIS TOOL WORKS
[PHOTO HERE]         INC. since January, 1982 (Manufacturer and marketer of
                     engineered components and industrial systems and consumables).

                     Mr. Smith is a director of Illinois Tool Works Inc. and
                     W. W. Grainger, Inc. and is a trustee of The Northwestern Mutual Life Insurance Company.

HAROLD B. SMITH
Age 62     1974

 Nominee, Age
      and
  Year Became
  Director of
  Corporation                Principal Occupation and Other Information
    or Bank

---------------

                     CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER, THE
[PHOTO HERE]         QUAKER OATS COMPANY since November, 1995, Chairman and
                     Chief Executive Officer from January, 1993 to November,
                     1995, Chairman, President and Chief Executive Officer from November, 1990 through December, 1992 (Worldwide manufacturer and marketer of beverages and grain-based products).

                     Mr. Smithburg is a director of The Quaker Oats Company, Abbott Laboratories, Corning Incorporated and Prime Capital Corp.
WILLIAM D. SMITHBURG
Age 57     1981


                     RETIRED PRESIDENT, COMMONWEALTH EDISON COMPANY since
[PHOTO HERE]         December, 1992; President from September, 1987 to
                     December, 1992 (Company engaged in production, distribution and sale of electric energy).

                     Mr. Thomas is a director of R. R. Donnelley & Sons Com-pany and MYR Group Inc.
BIDE L. THOMAS
Age 60     1984

                  SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN
                               BENEFICIAL OWNERS
                        SECURITY OWNERSHIP OF MANAGEMENT

  The following table shows the beneficial ownership of the Common Stock for each Director and Director nominee, each executive officer named in the Summary Compensation Table elsewhere in this Proxy Statement and all Directors and executive officers of the Corporation as a group.


                                                        COMMON STOCK(/1/)
                                                        OWNED AS OF
                                                     DECEMBER 31, 1995
                                                     -----------------------
                                                      NO. OF        PERCENT
  NAME                                                SHARES        OF CLASS
-------------------------------------------------------------------------------
  Dolores E. Cross..................................       644         *
  David W. Fox......................................   311,505(/2/)    *
  Robert S. Hamada..................................     1,950         *
  Barry G. Hastings.................................   160,931(/2/)    *
  Robert A. Helman..................................     1,650         *
  Arthur L. Kelly...................................     8,250(/3/)    *
  Ardis Krainik.....................................     1,650         *
  Robert D. Krebs...................................     1,650         *
  Frederick A. Krehbiel.............................    10,250         *
  James J. Mitchell.................................    85,473(/2/)    *
  William G. Mitchell...............................     3,450         *
  Edward J. Mooney..................................       -- (/3/)    -- (/3/)
  William A. Osborn.................................   138,097(/2/)    *
  Sheila A. Penrose.................................    30,590(/2/)    *
  Perry R. Pero.....................................   153,850(/2/)    *
  Harold B. Smith................................... 3,631,655(/4/)   6.52%
  William D. Smithburg..............................     1,650         *
  Bide L. Thomas....................................     1,950         *
  ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP... 4,986,660(2)     8.96%

--------------------------------------------------------------------------------
   * Less than one percent of the outstanding Common Stock.
  (1) The information contained in this table is furnished to the Corporation by the individuals named in the table and reflects the Securities and Exchange Commission's definition of beneficial ownership. The nature of beneficial ownership for shares shown in this table is sole voting and/or sole investment power, except as set forth below.
  (2) Includes shares issuable pursuant to stock options exercisable within 60 days after December 31, 1995, as follows: Mr. Fox, 97,985 shares; Mr. Hastings, 62,788 shares; Mr. James J. Mitchell, 20,750 shares; Mr. Osborn, 64,875 shares; Ms. Penrose, 21,000 shares; Mr. Pero, 57,100 shares; and all Directors and executive officers as a group, 569,858 shares.
  (3) As of February 26, 1996, the record date for the annual meeting, Mr.
 Kelly and Mr. Mooney beneficially owned 10,850 and 300 shares of Common
 Stock, respectively.
  (4) See note 2 on page 7.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table includes information concerning Common Stock ownership of stockholders who were the beneficial owners of more than 5% of the outstanding shares of the Common Stock on December 31, 1995.


                                                        COMMON STOCK(/1/)
                                                            HELD AS OF
                                                        DECEMBER 31, 1995
                                                        -----------------------
                                                         NO. OF        PERCENT
                    NAME AND ADDRESS                     SHARES        OF CLASS
  ----------------------------------------------------  ---------      --------
  Harold B. Smith.....................................  3,631,655(/2/)   6.52%
    3600 West Lake Avenue, Glenview, Illinois 60025-
     5811
  NationsBank, N.A. (South)...........................  3,978,721(/3/)   7.15%
    600 Peachtree St., N.E., Suite 700, Atlanta, Geor-
     gia 30308

--------------------------------------------------------------------------------
  (1) The information contained in this table is furnished to the Corporation by the persons named in the table and reflects the Securities and Exchange Commission's definition of beneficial ownership. The nature of beneficial ownership of the holdings shown in this table is set forth in notes 2 and 3 which follow.
  (2) Harold B. Smith serves as co-fiduciary and shares voting and investment power with various family members and the Bank with respect to 2,233,008 shares or 4.01% of the outstanding Common Stock. As co-trustee with the Bank and two individuals he shares voting and investment power for 1,291,614 shares or 2.32% of the outstanding Common Stock. With respect to 38,570 shares or .07% of the outstanding Common Stock, he serves as co-fiduciary and shares voting and investment power with other family members. Mr. Smith also has sole voting and investment power over 13,776 shares or .02% of the outstanding Common Stock held in a trust, and shared voting and investment power over 54,537 shares or .10% of the outstanding Common Stock as co-trustee of three additional trusts.
  (3) NationsBank, N.A. (South) holds 3,978,721 shares or 7.15% of the outstanding Common Stock, including 3,948,700 shares or 7.09% of the outstanding Common Stock in its capacity as Trustee of the Northern Trust Employee Stock Ownership Plan ("ESOP"). NationsBank, N.A. (South) has no voting and investment power with respect to the 2,373,340 ESOP shares allocated to participant accounts and has shared voting and investment power with respect to the 1,575,360 unallocated ESOP shares. Participants in the ESOP are entitled to direct the Trustee as to the voting of shares allocated to their accounts under the ESOP. Unallocated shares and allocated shares for which no direction is received will be voted by the Trustee in the same proportion that the allocated shares were voted, unless inconsistent with the Trustee's fiduciary responsibility.


  The Bank and its affiliates individually act as sole or co-fiduciary with respect to trusts and other fiduciary accounts which own, hold or control through intermediaries in the aggregate 8,464,101 shares or 15.21% of the outstanding Common Stock over which the Bank and its affiliates have, directly or indirectly, sole or shared voting power and/or sole or shared investment power. No single trust or other fiduciary account holds a beneficial interest in excess of 5%. The Bank and its affiliates have sole voting power with respect to 1,813,639 shares or 3.26% of the outstanding Common Stock, and they share voting power with respect to 5,773,352 shares or 10.37% of the outstanding Common Stock. They have sole investment power with respect to 1,178,405 shares or 2.12% of the outstanding Common Stock, and they share investment power with respect to 5,225,456 shares or 9.39% of the outstanding Common Stock.

  In addition, the Bank, as Trustee of The Northern Trust Company Thrift-Incentive Plan, holds in the Northern Trust Common Stock Fund of that Plan 2,401,422 shares or 4.31% of the outstanding Common Stock. The Bank has no voting or investment power with respect to these shares since sole voting and investment power for the shares is held by the 3,804 Northern Trust Common Stock Fund participants who are employees of the Corporation or its subsidiaries.

                   INFORMATION ABOUT THE BOARD AND COMMITTEES

COMMITTEES

  The Corporation's Board of Directors presently has six standing committees: an Executive Committee, a Compensation and Benefits Committee, an Audit Committee, a Nominating Committee, a Corporate and Institutional Services Committee and a Personal Financial Services Committee. The Bank's Board of Directors also has an Executive Committee, an Audit Committee, a Corporate and Institutional Services Committee and a Personal Financial Services Committee.

  Current members of the Compensation and Benefits Committee are William D. Smithburg, Chairman, Arthur L. Kelly, Frederick A. Krehbiel, Harold B. Smith and Bide L. Thomas. During 1995, the Committee met on six occasions to review and make recommendations to the full Board of Directors with respect to the following matters: compensation policy, including executive compensation policy and compensation levels, benefit plans and programs, incentive plans and payments thereunder and management development and succession planning.

  Current members of the Audit Committee are Robert D. Krebs, Chairman, Robert
S. Hamada, Arthur L. Kelly and William G. Mitchell. During 1995, the Committee met on four occasions to review and make recommendations to the full Board of Directors with respect to the following matters: examinations by regulatory authorities, internal audit procedures, internal controls, compliance with laws and regulations, engagement of independent public accountants and matters having a material effect upon the Corporation's financial operations. (See "Independent Public Accountants," below.)

  Current members of the Nominating Committee are Frederick A. Krehbiel, Chairman, Ardis Krainik, Robert D. Krebs, Harold B. Smith and William D. Smithburg. During 1995, the Committee met on two occasions to review and make recommendations to the full Board of Directors with respect to the evaluation of candidates for nomination to the Board of Directors and the structure and membership of Board committees. The Committee will consider recommendations from the stockholders of the Corporation, submitted in writing to the Secretary of the Corporation, regarding potential nominees for election as Directors.

  The Board of Directors held 12 regular and three special meetings during 1995. All persons who were Directors during 1995 attended at least 75% of these meetings and meetings of Committees on which they served, except for Ms. Krainik, Mr. Krehbiel and Mr. Mitchell.

  The Executive Committee meets as required between meetings of the Board of Directors and exercises the powers of the Board in the management of the business and affairs of the Corporation as may be delegated by the Board, subject to limitations imposed by law and the By-Laws of the Corporation. The Corporate and Institutional Services Committee and the Personal Financial Services Committee review the policies, strategies and performance of these business units.

COMPENSATION OF DIRECTORS

  Compensation of non-employee Directors of the Corporation and the Bank consists of an annual retainer fee of $22,000, with the Chairmen of the Corporation's Compensation and Benefits, Audit, and Nominating Committees and the Bank's Corporate and Institutional Services and Personal Financial Services Committees each receiving an additional annual retainer fee of $4,000. All non-employee Directors receive a fee of $1,000 for each Board and Committee meeting attended. Non-employee Directors are also eligible to receive a per diem fee of $1,000 when required to perform specific services on behalf of the Corporation. No payments were made for such services in 1995.

  Directors may elect to defer payment of the cash portion of their retainer or their attendance fees which, if deferred, accrue earnings at an interest rate determined from time to time by the

Compensation and Benefits Committee. After a Director ceases to be a Director of the Corporation and the Bank, the amount accrued to his or her account is payable to the Director in a lump sum or in quarterly installments according to a formula.

  Under the Corporation's Restricted Stock Plan for non-employee Directors, on December 20, 1991, each non-employee Director was granted 750 shares of Common Stock (as adjusted for a subsequent stock split) which were distributable at the rate of 150 shares per year commencing December, 1991 and ending December, 1995. The Director could vote and receive dividends on all the shares granted but could not dispose of such shares until after the shares had been distributed. If a Director ceased to serve as director, shares granted but not yet distributed were forfeited. Newly elected non-employee Directors participated in the Plan on the same terms, except that the number of shares granted to each equalled 150 times the number of distribution dates remaining. The Corporation's Board of Directors expects to consider the adoption of a new or modified restricted stock plan in 1996 as part of its periodic review of director compensation.

                    MANAGEMENT TRANSACTIONS AND INDEBTEDNESS

  Directors and executive officers of the Corporation, as well as members of their immediate families and their associates, were customers of and had transactions with the Corporation and its subsidiaries in the ordinary course of business during 1995. These transactions included loans; purchases, sales and placements of investment securities and other financial instruments; fiduciary transactions; deposits; and other purchase, sale and finance transactions. It is anticipated that similar transactions may occur in the ordinary course of business in the future. All credit transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and did not involve more than the normal risk of collectibility or present other unfavorable features. Transactions in 1995 involving the purchase or sale of products and services did not result in payments that were material to the gross revenues of either the Corporation or the company with which a director or executive officer was associated. Mr. Helman, a director of the Corporation, is a partner in the law firm of Mayer Brown & Platt, which renders legal services to the Corporation and its subsidiaries.

                             EXECUTIVE COMPENSATION

                   COMPENSATION AND BENEFITS COMMITTEE REPORT

  The Corporation links executives' short-term and longer-term financial rewards to the Corporation's performance and return to stockholders. Accordingly, the Corporation's compensation program makes a significant portion of the executives' rewards variable, dependent on performance. Rewards to executives should increase when performance goals are achieved and surpassed, and correspondingly decrease if goals are not achieved. The Corporation's program relies significantly on equity incentives in order to align the executives' interests closely with those of the stockholders. The components of the Corporation's executive compensation program are designed to reflect these reward principles in each of the following: base salary, annual incentive cash award, performance shares and stock options. The Corporation also has made specific awards of restricted stock from time to time.

  Each year the Compensation and Benefits Committee (the "Committee") reviews the components of the Corporation's executive compensation program, comparing compensation levels to a peer group of financial service organizations that represent the Corporation's competition for executive talent. The Committee considers recommendations from the Corporation's Human Resources Department which works closely with outside consultants. The organizations selected for comparison purposes generally have one or more of the following characteristics: superior financial performance; lines of business similar to those of the Corporation; significant operations in the Corporation's principal geographic areas; and size, either overall or in particular lines of business, comparable to that of the Corporation. The Keefe, Bruyette & Woods 50 Bank Index, which is used in the Five-Year Cumulative Total Return table presented elsewhere in this Proxy Statement, includes all of the organizations in the peer group used for compensation comparison purposes.

  The Committee reviews and approves the compensation of the Corporation's most highly compensated executives, including the executive officers whose compensation is detailed in this Proxy Statement. For other executives the Committee reviews overall compensation policies and payment levels. In reviewing the compensation of executives other than the Chief Executive Officer, the Committee takes the Chief Executive Officer's counsel and recommendations into account.

  BASE SALARIES--Base salaries are generally determined by evaluating the responsibilities of the position and the individual's experience, performance, career progress and development. A review is also made of the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at other banking and financial services companies.

  The Committee generally determines annual salary adjustments, within the context of the Corporation's overall salary budget, by evaluating the performance of each executive officer and any changes in the executive's responsibilities. During 1995, however, no adjustments were made to the base salaries of the executives named in the Summary Compensation Table, although the salaries of some of these executives had been adjusted during 1994. The Committee accepted management's recommendation that no 1995 salary adjustments be made for the named executive officers and certain other highly compensated executives in order to demonstrate this group's commitment to the Corporation's 1995 expense management initiatives. 1996 adjustments to the base salaries of these executives reflect the factors referred to above, and with respect to Mr. Osborn and Mr. Hastings, their promotions, in October, 1995, to Chairman and Chief Executive Officer, and President and Chief Operating Officer, respectively.

  ANNUAL INCENTIVE CASH AWARDS--During 1995 the executive officers named in the Summary Compensation Table were eligible for annual incentive cash awards under one of two plans. Messrs. Fox, Osborn, Hastings, and Pero participated in the Management Performance Plan; Ms. Penrose and Mr. Mitchell participated in the Annual Performance Plan. The amount available under the

Management Performance Plan is tied by a formula directly to the achievement of a corporate net income goal. At the beginning of the Plan year the Committee reviewed and recommended to the Board the corporate net income objective and the individual target awards expressed as a percentage of salary. Following completion of the Plan year, the Committee approved individual award payments based on a comparison of actual achievement with the corporate net income objective and an evaluation of individual performance. Under the Annual Performance Plan, annual incentive cash awards for each individual are determined on a discretionary basis from a pool of funds for that individual's business unit. The aggregate amount available for business unit pools is based on the achievement of a corporate net income goal and business unit earnings goals set at the beginning of the year. Individual awards are based on an evaluation of each executive's performance. Awards under both the Management Performance Plan and Annual Performance Plan were paid in cash.

  Mr. Osborn's 1995 Management Performance Plan Award of $251,000 recognized that the Corporation achieved record earnings and surpassed the Plan's net income objective. Mr. Fox's award of $324,000 was based on the same factors, but also recognized that he did not serve for the full year because of his retirement on September 29, 1995.

  Section 162(m) of the Internal Revenue Code provides that compensation in excess of $1,000,000 per year paid to the chief executive officer and the four other most highly compensated executive officers employed at year-end, other than compensation meeting the technical definition in the Code for "performance based compensation" or otherwise exempt from the provisions of
Section 162(m), will not be deductible by a corporation for federal income tax purposes. The Corporation provided in 1995 Management Performance Plan that any portion of an executive's incentive award which would not be deductible by the Corporation after taking into account all other compensation paid to the executive will be deferred and paid to the executive, with interest, in the calendar year following retirement or other termination of employment. All compensation paid in 1995 to the executive officers named in Summary Compensation Table, however, was deductible without regard to this provision. The Committee will continue to review the deductibility of compensation under
Section 162(m), with the goal of assuring that compensation paid is deductible by the Corporation to the extent that this can be accomplished in a manner that provides adequate incentives and allows the Corporation to attract and retain qualified executives.

  PERFORMANCE SHARES--Performance share awards to executive officers are determined generally on an annual basis under the performance share provisions of the Amended 1992 Incentive Stock Plan (the "Plan"). For each year's award, there is a three-year performance period followed by a three-year vesting period. The three-year performance period is intended to reflect a longer term strategic business focus and the three-year vesting period is designed to encourage the executives to remain with the Corporation. The Committee, at the beginning of the performance period, establishes return-on-equity corporate performance goals for the period and performance share target awards for the Plan's participants. The awards provide for the crediting of 50% of the shares awarded if a minimum goal is met and 100% if a higher goal is met for the relevant performance period. Individual performance share target awards are based on multiple-of-salary guidelines and competitive compensation data. The Committee also considers the amount of long-term performance share awards and stock options previously granted to the individual. If the executive leaves the Corporation prior to the completion of the performance period for reasons other than death, disability or retirement (in which cases the award amounts are prorated), the performance shares are forfeited. Following the completion of each three-year performance period, the Committee determines what level of return-on-equity for that performance period has been achieved and authorizes the crediting of the appropriate number of performance shares to the participants' accounts if the minimum goal has been met. Typically the shares are distributed to the participant on the third anniversary following the date on which the shares were credited to the participant's account, together with cash in an amount equal to the dividends declared on that number of shares during the three-year period plus interest at an assumed rate on those dividends. If the executive leaves the Corporation prior to this distribution date for reasons other than death, disability or retirement, the performance shares and related cash balance are forfeited. In cases of death, disability or retirement during the three-year vesting period, the performance shares and related cash balance become distributable.

  In February, 1995, the Committee applied the factors described above and set performance share target awards of 12,000 and 15,000 shares for the 1995-1997 performance period for Mr. Osborn and Mr. Fox, respectively. Upon the retirement of Mr. Fox on September 29, 1995, and per the provisions of the performance share award agreement, the award was reduced for pro-ration of service to 3,750 shares. Mr. Osborn's target share award represents approximately 7.6% of the total of 157,500 target shares awarded for the 1995-1997 performance period.

  STOCK OPTIONS--Stock option grants to executive officers are determined generally on an annual basis under the provisions of the Plan. Individual stock option awards are based on multiples of salary guidelines, incorporating both a current and projected option value to the recipient, and competitive compensation data. The Committee also considers the amount of long-term performance share awards and stock options previously granted to the individual.

  Option grants are designed to align the interests of executives with those of the stockholders. Stock options are granted with an exercise price equal to the market price of the Common Stock on the date of grant and may be exercised over ten years. This approach is designed to motivate the executive to contribute to the creation of stockholder value over the long term.

  In September, 1995, the Committee applied the factors described above and granted to Mr. Osborn an option to purchase 25,000 shares with an exercise price of $47.00. This constituted 4% of the options on 629,800 shares granted in 1995. Mr. Osborn now holds options to purchase a total of 104,875 shares.

                                   * * * * *

  Through the programs described above, a significant portion of the Corporation's executive compensation is linked directly to individual and corporate performance and stock price appreciation. In 1995 the group of six executives listed in the Summary Compensation Table received over half of their compensation in the aggregate (consisting of the dollar amounts shown in the Table and value realized on stock options exercised) in the form of performance-based variable elements. The Committee intends to continue the policy of linking executive compensation to corporate performance and returns to stockholders.

  This report is submitted on behalf of the members of the Committee:

                         William D. Smithburg, Chairman
                                Arthur L. Kelly
                             Frederick A. Krehbiel
                                Harold B. Smith
                                 Bide L. Thomas

                           SUMMARY COMPENSATION TABLE
  The following table sets forth compensation information for the years 1993 through 1995 with respect to David W. Fox and William A. Osborn, each of whom served as the Corporation's chief executive officer during 1995, and certain other executive officers who received the highest annual compensation during 1995.

                                       ANNUAL COMPENSATION                 LONG-TERM COMPENSATION
                                 -------------------------------- -----------------------------------------
                                                                               AWARDS
                                                                             (SECURITIES
          NAME AND                                                RESTRICTED UNDERLYING       PAYOUTS
     PRINCIPAL POSITION                               TOTAL OF      STOCK      OPTIONS       (LONG-TERM        ALL OTHER
   (AT DECEMBER 31, 1995)   YEAR  SALARY  BONUS(1) SALARY & BONUS AWARDS(2)   GRANTED)   INCENTIVE PLAN)(3) COMPENSATION(4)
---------------------------------------------------------------------------------------------------------------------------
  David W. Fox(5)           1995 $487,500 $324,000   $  811,500                     0        $2,828,468         $77,911
                            1994 $645,000 $370,617   $1,015,617                40,000        $        0         $78,516
                            1993 $616,250 $414,982   $1,031,232                37,500        $  631,901         $83,262
  William A. Osborn         1995 $410,000 $251,000   $  661,000                25,000        $  456,563         $65,525
   Chairman and             1994 $410,000 $225,000   $  635,000    $987,500    15,000        $        0         $49,909
   Chief Executive Officer  1993 $335,000 $190,884   $  525,884                12,000        $  379,141         $45,262
  Barry G. Hastings         1995 $385,000 $236,000   $  621,000                20,000        $  456,563         $61,530
   President and            1994 $385,000 $215,000   $  600,000    $987,500    15,000        $        0         $46,866
   Chief Operating Officer  1993 $345,000 $196,582   $  541,582                12,000        $  379,141         $46,613
  Perry R. Pero             1995 $325,000 $183,000   $  508,000                11,000        $  456,563         $51,941
   Senior Executive         1994 $322,500 $163,000   $  485,500                10,000        $        0         $39,258
   Vice President           1993 $315,000 $194,488   $  509,488                10,000        $  379,141         $42,560
  Sheila A. Penrose         1995 $300,000 $150,000   $  450,000                12,000        $        0         $47,945
   Executive Vice           1994 $237,500 $ 86,000   $  323,500                 8,000        $        0         $28,911
   President                1993 $206,667 $ 75,000   $  281,667                 6,000        $        0         $20,245
  James J. Mitchell         1995 $315,000 $130,000   $  445,000                10,000        $  456,563         $50,342
   Executive Vice           1994 $286,333 $ 80,000   $  366,333                 8,000        $        0         $34,856
   President                1993 $270,000 $110,400   $  380,400                 8,000        $  379,141         $30,584

--------------------------------------------------------------------------------
   (1) Award amounts under the Management Performance Plan for Mr. Fox, Mr. Osborn, Mr. Hastings and Mr. Pero; amounts under the Annual Performance Plan for Ms. Penrose and Mr. Mitchell. In the event of a change in control of the Corporation, as defined in each Plan, award amounts would be payable as follows: under the Management Performance Plan, discretionary awards consistent with the Plan would be paid as soon as practicable; under the Annual Performance Plan, available Plan award funding would be calculated as if business unit and corporate earnings targets had been achieved and discretionary awards would be paid as soon as practicable.
   (2) The total number of restricted stock awards and their aggregate market value as of December 31, 1995 were: Mr. Osborn, 25,000 shares valued at $1,392,188; and Mr. Hastings, 25,000 shares valued at $1,392,188, based on $55.6875 per share, the mean of the high and low sale prices of the Common Stock as reported by The Nasdaq Stock Market on December 29, 1995. The restrictions on these stock awards, granted on January 3, 1994, lapse beginning four years after the date of grant, and the stock becomes fully vested nine years after the date of grant, subject to earlier vesting in the event of a change in control of the Corporation, as defined in the Plan, or earlier prorated vesting upon a participant's death, normal retirement or disability, or as otherwise determined by the Compensation and Benefits Committee. Dividends are paid on restricted stock awards, as adjusted by an interest factor, and distributed to participants in accordance with the vesting schedule described above.
   (3) For 1995, the amount shown for Mr. Fox represents the awards for the 1989-1991, 1990-1992, 1991-1993, and 1992-1994 performance periods, the latter three of which were accelerated for distribution upon his retirement in 1995. The respective values of the amounts shown for all named executive officers were determined by multiplying the total number of shares awarded by the mean of the high and low sale prices of the Common Stock as reported by The Nasdaq Stock Market on the dates of distribution and adding dividend equivalents and an assumed interest factor.
   (4) The "All Other Compensation" category is comprised of contributions on behalf of the named executive officers to the Thrift-Incentive Plan ("TIP") and allocations on behalf of the named executive officers under the Northern Trust Employee Stock Ownership Plan ("ESOP"), both of which are defined contribution plans. For each of the following executives, the 1995 TIP and ESOP amounts (in that order) were: Mr. Fox, $24,375 and $53,536; Mr. Osborn, $20,500 and $45,025; Mr. Hastings, $19,250 and $42,280; Mr. Pero, $16,250 and
 $35,691; Ms. Penrose, $15,000 and $32,945; and Mr. Mitchell, $15,750 and
 $34,592. In the event of a change in control of the Corporation, participants become fully vested in all benefits payable under the ESOP and all benefits payable under the TIP that are in excess of applicable Internal Revenue Code limits.
   (5) Mr. Fox retired on September 29, 1995, at which time he held the position of Chairman. Prior to July 1, 1995, Mr. Fox was Chairman and Chief Executive Officer of the Corporation.

                         EMPLOYMENT SECURITY AGREEMENTS

  Messrs. Osborn, Hastings, Pero, and Mitchell and Ms. Penrose are parties to employment security agreements that provide lump sum cash payments equivalent to three years' salary and bonus (and payment of a pro rata bonus for the year of termination, as well as continuation of medical, dental, life insurance and similar benefits for three years) upon the termination of employment either by the Corporation without good cause or by the executive with good reason, as defined in the agreements, within two years after a change in control of the Corporation, as defined in the agreements. The agreements also provide that the Corporation will reimburse the executives for any excise tax imposed on payments under the agreements as well as taxes imposed on such reimbursement amounts.

                       OPTION GRANTS IN LAST FISCAL YEAR

  The following table sets forth certain information with respect to the stock options granted during the last fiscal year to the executive officers named in the Summary Compensation Table. Using a range of 0% to 10% in assumed rates of stock price appreciation (compounded annually) for the option term of ten years, the table also shows the potential realizable pre-tax value of the stock options. These assumed rates are used for illustrative purposes only, and are not intended to represent or predict future increases in the price of the Corporation's Common Stock.


                                                            POTENTIAL REALIZABLE VALUE
                                                              AT ASSUMED ANNUAL RATES
                                                            OF STOCK PRICE APPRECIATION
                                                            FOR OPTION TERM OF 10 YEARS
                           INDIVIDUAL GRANTS                            (2)
              -------------------------------------------------------------------------
                            PERCENT
              NUMBER OF     OF TOTAL                            5% ($76.56
             SECURITIES     OPTIONS                               STOCK    10% ($121.91
             UNDERLYING    GRANTED TO                             PRICE    STOCK PRICE
               OPTIONS     EMPLOYEES    EXERCISE EXPIRATION       AFTER       AFTER
  NAME       GRANTED (1) IN FISCAL YEAR  PRICE      DATE    0%  10 YEARS)   10 YEARS)
---------------------------------------------------------------------------------------
  David W.
   Fox              0          --           --         --   --        --           --
  William
   A.
   Osborn      25,000         4.0%       $47.00   09/19/05  $ 0  $739,000   $1,872,750
  Barry G.
   Hastings    20,000         3.2%       $47.00   09/19/05  $ 0  $591,200   $1,498,200
  Perry R.
   Pero        11,000         1.7%       $47.00   09/19/05  $ 0  $325,160   $  824,010
  Sheila
   A.
   Penrose     12,000         1.9%       $47.00   09/19/05  $ 0  $354,720   $  898,920
  James J.
   Mitchell    10,000         1.6%       $47.00   09/19/05  $ 0  $295,600   $  749,100

--------------------------------------------------------------------------------
   (1) All options to the named executive officers were granted on September
 19, 1995 and first become exercisable September 19, 1997. In the event of a change in control of the Corporation, as defined in the Plan, all outstanding stock options become fully vested and exercisable.
   (2) No gain to the optionees is possible without an increase in the stock price, which will benefit all stockholders commensurately. The pre-tax gain to all stockholders, using as a base the $47.00 mean of the high and low sale prices of Common Stock as reported by The Nasdaq Stock Market on September 19, 1995, would be $0 for 0% appreciation, approximately $1.6 billion for 5% appreciation and approximately $4.2 billion for 10% appreciation.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

  The following table sets forth the number of shares for which stock options were exercised during 1995, the actual as well as annualized pre-tax value realized, the number of shares for which options were outstanding and the pre-tax value of those options as of year-end.

                                                                 NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                                UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS
                                                              OPTIONS AT FISCAL YEAR-END     AT FISCAL YEAR-END(4)
                                                ANNUALIZED   ---------------------------- ----------------------------
                   SHARES ACQUIRED    VALUE     VALUE SINCE  EXERCISABLE(3) UNEXERCISABLE EXERCISABLE(3) UNEXERCISABLE
      NAME           ON EXERCISE   REALIZED(1) GRANT DATE(2)
----------------------------------------------------------------------------------------------------------------------
David W. Fox           40,015       $916,476     $197,174        97,985        40,000       $1,840,636     $720,000
William A. Osborn       3,700       $ 98,923     $ 10,459        64,875        40,000       $1,916,350     $487,188
Barry G. Hastings       5,000       $132,430     $ 14,001        62,788        35,000       $1,776,244     $443,750
Perry R. Pero           6,276       $166,226     $ 17,575        57,100        21,000       $1,678,618     $275,562
Sheila A. Penrose           0       $      0     $      0        21,000        20,000       $  458,937     $248,250
James J. Mitchell       7,287       $192,093     $ 20,309        20,750        18,000       $  386,578     $230,875

--------------------------------------------------------------------------------
   (1) Calculated on a pre-tax basis using the spread between the option exercise price and the mean of the high and low sale prices as reported by The Nasdaq Stock Market on the date of exercise.
   (2) Amount of pre-tax value realized annualized over period between date of grant and exercise.
   (3) Amounts represent options granted since 1991 to Mr. Fox and Mr.
 Mitchell, since 1990 to Ms. Penrose, since 1987 to Mr. Hastings, and since
 1986 to Mr. Osborn and Mr. Pero.
   (4) Calculated on a pre-tax basis using the spread between the option exercise price and $55.6875, which was the mean of the high and low sale prices of the Common Stock as reported by The Nasdaq Stock Market on December 29, 1995.

              LONG-TERM INCENTIVE PLAN--AWARDS IN LAST FISCAL YEAR

  The following table sets forth the Long-Term Incentive Plan (Performance Shares) target awards made to the named executive officers during 1995.

                              NUMBER OF    PERFORMANCE OR
                            SHARES, UNITS   OTHER PERIOD
                              OR OTHER    UNTIL MATURATION
                 NAME         RIGHTS(1)     OR PAYOUT(2)
                ------------------------------------------
           David W. Fox(3)  15,000 shares     6 years
           William A.
            Osborn          12,000 shares     6 years
           Barry G. Has-
            tings           10,000 shares     6 years
           Perry R. Pero     8,000 shares     6 years
           Sheila A.
            Penrose          6,000 shares     6 years
           James J. Mitch-
            ell              6,000 shares     6 years

                ----------------------------------------------
                   (1) Awarded by the Compensation and
                 Benefits Committee with established return-on-equity goals for the 1995-1997 performance period.
                   (2) Shares are subject to performance
                 goals over a three-year performance period followed by a three-year vesting period. Either one-half or the full number of shares awarded will be distributed if the minimum or target performance goal, respec-tively, is met and the vesting restrictions are satisfied; no shares will be distrib-uted if the minimum performance goal is not met. In the event of a change in control of the Corporation, as defined in the Plan, all shares credited to participants' ac-counts and related cash balances become distributable to participants; target award shares for performance periods currently in progress will be credited on a pro-rata ba-sis of actual full months lapsed to plan period and become distributable to partici-pants. See "Compensation and Benefits Com-mittee Report--Performance Shares," above for a description of the terms of the Plan.
                   (3) The original award of 15,000 shares
                 to Mr. Fox was reduced to 3,750 shares per
                 the proration formula in the award agree-ment upon his retirement on September 29, 1995. Under the Plan, these shares will not be subject to an additional three-year per-formance period.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
        AMONG NORTHERN TRUST CORPORATION COMMON STOCK, S&P 500 INDEX AND
                     KEEFE, BRUYETTE & WOODS 50 BANK INDEX

                     (TOTAL RETURN ASSUMES $100 INVESTED ON
                JANUARY 1, 1991 WITH REINVESTMENT OF DIVIDENDS)

                             [GRAPH APPEARS HERE]

             Northern Trust        S&P 500 Index         KBW Index
             --------------        -------------         ---------
1990             $100                  $100                $100
1991              173                   130                 158
1992              222                   140                 202
1993              213                   155                 213
1994              193                   157                 202
1995              316                   215                 324


  For the five-year period ended December 31, 1995, the Corporation's total return to stockholders was 216% compared with 115% for the S&P 500 Index and 224% for the KBW 50 Bank Index. During the same period, the Corporation's Common Stock market capitalization increased $2,115,900,000 or 211% from $1,001,300,000 to $3,117,200,000, reflecting both an increase in the stock price and a greater number of shares outstanding. The Corporation's net income increased in 1995 for the eighth consecutive year, from $115.4 million in 1990 to $220.0 million in 1995, or an increase of 91% from 1990 to 1995. In terms of total return to stockholders for the fiscal year ended December 31, 1995, the Corporation ranked 15th out of the 50 banking institutions comprising the KBW 50 Bank Index.

                               PENSION PLAN TABLE

  The table below sets forth the estimated annual benefits payable upon retirement at age 65 under the Bank's Pension Plan (including amounts payable under the Bank's Supplemental Pension Plan) to persons in the remuneration and service classifications specified.

                                      YEARS OF SERVICE AT RETIREMENT
    AVERAGE COMPENSATION   -----------------------------------------------------
     IN 5 HIGHEST YEARS       15       20       25       30       35       40
--------------------------------------------------------------------------------
  $  250,000.............. $ 90,000 $120,000 $132,500 $145,000 $157,500 $170,000
     350,000..............  126,000  168,000  185,500  203,000  220,500  238,000
     450,000..............  162,000  216,000  238,500  261,000  283,500  306,000
     550,000..............  198,000  264,000  291,500  319,000  346,500  374,000
     650,000..............  234,000  312,000  344,500  377,000  409,500  442,000
     750,000..............  270,000  360,000  397,500  435,000  472,500  510,000
     850,000..............  306,000  408,000  450,500  493,000  535,500  578,000
     950,000..............  342,000  456,000  503,500  551,000  598,500  646,000
   1,050,000..............  378,000  504,000  556,500  609,000  661,500  714,000
   1,150,000..............  414,000  552,000  609,500  667,000  724,500  782,000
   1,250,000..............  450,000  600,000  662,500  725,000  787,500  850,000


  Compensation covered by the Pension Plan includes salaries, before tax deposits made by a participant to the Thrift-Incentive Plan, shift differential pay, overtime pay and awards under the Management or Annual Performance Plan (or predecessor plans), as applicable. The average covered compensation for the highest five consecutive years is used in the pension calculation.

  Credited years of service for individuals listed in the Summary Compensation Table are as follows: David W. Fox-40 years, William A. Osborn-25 years, Barry
G. Hastings-21 years, Perry R. Pero-31 years, Sheila A. Penrose-18 years and James J. Mitchell-31 years.

  The above pension payments, which are shown as if paid in the form of a straight life annuity, will be reduced by .39% of the average Social Security taxable wage base for the individual ("Social Security Covered Compensation Offset"), which varies by year of birth, for each year of service up to 35 years. For participants hired after 1988 the percentage is .50%. In the event of a change in control of the Corporation, as defined in the Supplemental Pension Plan, participants become fully vested in all benefits payable under the Supplemental Pension Plan.

  The Bank's Pension Plan and Supplemental Pension Plan were recently amended to change the formula used to calculate retirement benefits beginning January 1, 1996. The new formula will generally result in lower retirement benefits, due principally to a change to a uniform accrual rate (1.8% per year of credited service), a cap on credited service (at 35 years), adoption of a uniform Social Security Covered Compensation Offset (.50%) and the elimination of special subsidies applicable to surviving spouse benefits and early retirement benefits. However, all participants employed on December 31, 1995 will be allowed to continue accruing benefits under the prior Plans, as set forth in the Pension Plan table above, through December 31, 2000. At termination or retirement they will be entitled to receive the greater of the minimum benefit accrued through December 31, 2000 (or termination date if earlier) or the benefit calculated under the new formula.

    COMPENSATION AND BENEFITS COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  None of the members of the Compensation and Benefits Committee is an officer, employee or former employee of the Corporation or any of its subsidiaries. Members of the Committee, as well as members of their immediate families and their associates, may have loans and other transactions with the Corporation and its subsidiaries. All credit transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and did not involve more than the normal risk of collectibility or present other unfavorable terms.

                         INDEPENDENT PUBLIC ACCOUNTANTS

  Arthur Andersen LLP were the Corporation's independent public accountants during 1995. The appointment of auditors is approved annually by the Board of Directors. The decision of the Board of Directors is based on the recommendation of the Audit Committee. In making its recommendation, the Audit Committee reviews both the audit scope and estimated fees for professional services for the coming year. For the year 1996, the Board of Directors has authorized the engagement of Arthur Andersen LLP as its auditors.

  Representatives of Arthur Andersen LLP will be present at the annual meeting of stockholders on April 16, 1996, and will be given an opportunity to make any comments they wish and will be available to respond to any questions raised at the meeting.

                            STOCKHOLDERS' PROPOSALS

  Any stockholder proposal intended to be presented at the annual meeting in 1997 must be received by the Corporation on or before November 12, 1996, for inclusion in the Corporation's Proxy Statement and form of proxy relating to that meeting.

                                    GENERAL

  The cost of soliciting proxies will be borne by the Corporation. In addition to solicitation by mail, officers and regular employees of the Corporation, without receiving additional compensation therefor, may solicit proxies by telephone or telegraph or in person. Kissel-Blake Inc. has been retained to aid in the solicitation of proxies for a fee of $11,500, plus out-of-pocket expenses.

  As of the date of this Proxy Statement, the Board of Directors knows of no matters to be brought before the meeting other than the election of Directors. If, however, further business is presented by others, the proxy holders will act in accordance with their best judgment.

  By order of the Board of Directors.

                                          PETER L. ROSSITER
                                          Secretary

March 11, 1996

--------------------------------------------------------------------------------
PROXY CARD                                                            PROXY CARD

                           NORTHERN TRUST CORPORATION
                         PROXY FOR ANNUAL MEETING 1996
     VOTING DIRECTION SOLICITED BY THE TRUSTEE OF THE THRIFT-INCENTIVE PLAN

  The undersigned hereby directs The Northern Trust Company, Trustee of the Thrift-Incentive Plan, to vote at the annual meeting of stockholders of Northern Trust Corporation on April 16, 1996, or any adjournment of such meeting, all shares of Common Stock for which the undersigned is entitled to give voting direction in the election of Directors, as more fully described in the Proxy Statement for the meeting in the manner specified, and on any other business properly coming before the meeting.

     YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE IN THE ELECTION OF DIRECTORS
              BY MARKING THE APPROPRIATE SPACE. SEE REVERSE SIDE.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE
--------------------------------------------------------------------------------

                          NORTHERN TRUST CORPORATION
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [x]

1. ELECTION OF 14 DIRECTORS. NOMINEES: DOLORES E. CROSS, ROBERT S. HAMADA, BARRY G. HASTINGS, ROBERT A. HELMAN, ARTHUR L. KELLY, ARDIS KRAINIK, ROBERT
   D. KREBS, FREDERICK A. KREHBIEL, WILLIAM G. MITCHELL, EDWARD J. MOONEY, WILLIAM A. OSBORN, HAROLD B. SMITH, WILLIAM D. SMITHBURG, BIDE L. THOMAS

   For      Withhold     For All
   [_]        [_]          [_]

   (Except Nominee(s) written below)

   ---------------------------------

  In its sole discretion, the Trustee is authorized to vote as it shall determine on such other matters as may properly come before the meeting.

  Listed on this card are the number of shares of Common Stock which you are entitled to vote. You may direct the Trustee of the Thrift-Incentive Plan to vote all of the shares for which you are entitled to direct the voting at the annual meeting. Please express your choice in the election of Directors, date and sign below, and mail this card in the envelope provided.


         Dated __________________________________________________________ ,1996

Signature(s) ___________________________________________________________________

--------------------------------------------------------------------------------

DIRECTION TO THE NORTHERN TRUST COMPANY, AS TRUSTEE OF THE THRIFT-INCENTIVE PLAN, TO VOTE MY SHARE PARTICIPATION.

Please sign exactly as name appears hereon. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such.

-------------------------------------------------------------------------------
PROXY CARD                                                           PROXY CARD

                           NORTHERN TRUST CORPORATION
                         PROXY FOR ANNUAL MEETING 1996
 VOTING DIRECTION SOLICITED BY THE TRUSTEE OF THE NORTHERN TRUST EMPLOYEE STOCK
                                 OWNERSHIP PLAN

  The undersigned hereby directs NationsBank, N.A. (South), Trustee of the Northern Trust Employee Stock Ownership Plan ("ESOP"), to vote at the annual meeting of stockholders of Northern Trust Corporation on April 16, 1996, or any adjournment of such meeting, all shares of Common Stock that have been allocated to the account of the undersigned in the election of Directors, as more fully described in the Proxy Statement for the meeting in the manner specified, and on any other business properly coming before the meeting.

     YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE IN THE ELECTION OF DIRECTORS
              BY MARKING THE APPROPRIATE SPACE. SEE REVERSE SIDE.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE
-------------------------------------------------------------------------------

                          NORTHERN TRUST CORPORATION
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [x]

1. ELECTION OF 14 DIRECTORS. NOMINEES: DOLORES E. CROSS, ROBERT S. HAMADA, BARRY G. HASTINGS, ROBERT A. HELMAN, ARTHUR L. KELLY, ARDIS KRAINIK, ROBERT
   D. KREBS, FREDERICK A. KREHBIEL, WILLIAM G. MITCHELL, EDWARD J. MOONEY, WILLIAM A. OSBORN, HAROLD B. SMITH, WILLIAM D. SMITHBURG, BIDE L. THOMAS

   For    Withhold    For All
   [_]      [_]         [_]

   (Except Nominee(s) written below)

   ---------------------------------

  In its sole discretion, the Trustee is authorized to vote as it shall determine on such other matters as may properly come before the meeting.

  Listed on this card are the number of shares of Common Stock allocated to your account. You may direct the Trustee of the ESOP to vote all such shares at the annual meeting. Please express your choice in the election of Directors, date and sign below, and mail this card in the envelope provided.
  Unallocated shares and shares for which no direction is received will be voted by the Trustee in the same proportion that the allocated shares were voted, unless inconsistent with the Trustee's fiduciary responsibility.

         Dated __________________________________________________________ ,1996

Signature(s) ___________________________________________________________________

--------------------------------------------------------------------------------

DIRECTION TO NATIONSBANK, N.A. (SOUTH), AS TRUSTEE OF THE NORTHERN TRUST EM-PLOYEE STOCK OWNERSHIP PLAN, TO VOTE ALL SHARES FOR WHICH I AM ENTITLED TO GIVE VOTING DIRECTION.

Please sign exactly as name appears hereon. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such.

-------------------------------------------------------------------------------
PROXY CARD                                                           PROXY CARD

                           NORTHERN TRUST CORPORATION
                         PROXY FOR ANNUAL MEETING 1996
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS

  The undersigned hereby appoints Frederick A. Krehbiel, William G. Mitchell and William D. Smithburg, or any of them, with the power of substitution, attorneys and proxies for the undersigned to vote at the annual meeting of stockholders of Northern Trust Corporation on April 16, 1996, or any adjournment of such meeting, all shares of Common Stock which the undersigned is entitled to vote in the election of Directors, as more fully described in the Proxy Statement for the meeting in the manner specified, and on any other business properly coming before the meeting.

     YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE IN THE ELECTION OF DIRECTORS
 BY MARKING THE APPROPRIATE SPACE, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY SPACE IF YOU WISH TO VOTE IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF
 DIRECTORS. THE ABOVE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN, DATE AND
                               RETURN THIS CARD.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE
-------------------------------------------------------------------------------

                          NORTHERN TRUST CORPORATION
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [x]

1. ELECTION OF 14 DIRECTORS. NOMINEES: DOLORES E. CROSS, ROBERT S. HAMADA, BARRY G. HASTINGS, ROBERT A. HELMAN, ARTHUR L. KELLY, ARDIS KRAINIK, ROBERT
   D. KREBS, FREDERICK A. KREHBIEL, WILLIAM G. MITCHELL, EDWARD J. MOONEY, WILLIAM A. OSBORN, HAROLD B. SMITH, WILLIAM D. SMITHBURG, BIDE L. THOMAS

   For [_]    Withhold [_]    For All [_]

   (Except Nominee(s) written below)

   --------------------------------

  In their sole discretion, the Proxies are authorized to vote as they shall determine on such other matters as may properly come before the meeting.

  This proxy when properly executed will be voted in the manner directed herein. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR, CUMULATIVELY FOR SOME IF THE ABOVE PROXIES SHALL SO DETERMINE AT THEIR SOLE DISCRETION.


         Dated __________________________________________________________ ,1996

Signature(s) ___________________________________________________________________

--------------------------------------------------------------------------------

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, sign in name of en-tity by authorized person.